Exhibit 10.105

EXECUTION COPY

CONSENT

Dated as of October 17, 2007

to

PURCHASE AND SALE AGREEMENT

Dated as of November 25, 1997

THIS CONSENT to PURCHASE AND SALE AGREEMENT (“Consent”) is entered into as of October 17, 2007 by and between SPIRIT OF AMERICA NATIONAL BANK (“Bank”), a national banking association, as Seller, and CHARMING SHOPPES RECEIVABLES CORP. (“CSRC”), a Delaware corporation, as Purchaser. Each capitalized term used but not defined herein has the meaning ascribed thereto in the Purchase and Sale Agreement, dated as of November 25, 1997 (as amended on July 22, 1999, November 9, 2000 and May 8, 2001, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”), by and between Bank and CSRC, or, if not defined therein, in that certain Second Amended and Restated Pooling and Servicing Agreement, dated as of November 25, 1997 (as amended on July 22, 1999, May 8, 2001, August 5, 2004 and March 18, 2005, and on the date hereof, the “Pooling and Servicing Agreement”) among Spirit of America, Inc., as Servicer, CSRC, as Seller, and U.S. Bank National Association, as Trustee (“Trustee”).

PRELIMINARY STATEMENTS

A. Bank wishes to obtain certain consents, and CSRC is willing to extend such waivers and consents on the terms and subject to the conditions set forth in this Consent.

B. In consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

C. The Bank expects to acquire from World Financial Network National Bank (“WFN”), and to convey to CSRC, Receivables and Related Assets which arise under a portfolio of proprietary credit cards used primarily at Lane Bryant® stores (the “Lane Bryant Portfolio”) The purchase price paid by the Bank to WFN at the closing is subject to adjustment to take into account differences in account balances between the actual account balances and the closing date estimate thereof, as provided in the Bank’s purchase agreement with WFN (the “WFN Agreement”). The parties hereto desire to take such adjustment into account in the purchase price paid by CSRC to the Bank for the Lane Bryant Portfolio.

SECTION 1. Consents in respect of the Purchase and Sale Agreement. Effective as of the date hereof, subject to the satisfaction of the condition precedent set forth in Section 2 below, the Purchase and Sale Agreement is hereby modified pursuant to the following consents:

1.1 The Bank is hereby permitted to make adjustments (the “Lane Bryant Adjustments”) to the Purchase Price for the Lane Bryant Portfolio concurrently with the corresponding adjustment under the WFN Purchase Agreement, in an amount equal to any amount payable by Bank to WFN, or by WFN to the Bank with respect to the adjustment to the purchase price for the Lane Bryant Portfolio paid by the Bank to WFN (the “WFN Adjustment”).

Promptly upon determination of such WFN Adjustment, CSRC shall pay to the Bank, an amount equal to the WFN Adjustment, if any, payable by the Bank to WFN. On the date of the WFN Adjustment, the Bank shall pay to CSRC an amount equal to the WFN Adjustment, if any, paid by WFN to the Bank.

1.2 On the Distribution Date following any Lane Bryant Adjustment, CSRC and the Bank agree to settle the amount due under such Lane Bryant Adjustment, either from CSRC to the Bank, or from the Bank to CSRC, as applicable, in full in cash.

SECTION 2. Condition Precedent. This Consent shall become effective and be deemed effective as of the date first above written upon the following conditions precedent:

2.1 Delivery of an Opinion of Counsel meeting the requirements of Section 7.1(a) of the Purchase and Sale Agreement; and

2.2 Receipt by the Trustee of fully executed copies of this Consent and that certain Amendment to the Pooling and Servicing Agreement, of even date herewith.

SECTION 3. Reference to and Effect on the Purchase and Sale Agreement.

3.1 Upon the effectiveness of this Consent, each reference in the Purchase and Sale Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Purchase and Sale Agreement as modified hereby, and each reference to the Purchase and Sale Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Purchase and Sale Agreement shall mean and be a reference to the Purchase and Sale Agreement as modified hereby.

3.2 Except as specifically modified hereby, the Purchase and Sale Agreement and the other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 5. Execution in Counterparts. This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. A facsimile copy of a signature hereto shall have the same effect as the original thereof.

SECTION 6. Headings. Section headings in this Consent are included herein for convenience of reference only and shall not constitute a part of this Consent for any other purpose.

IN WITNESS WHEREOF, the parties have caused this Consent to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CHARMING SHOPPES RECEIVABLES CORP., as Purchaser

By:	/s/ Kirk R. Simme
Name:	Kirk R. Simme
Title:	Vice President

SPIRIT OF AMERICA NATIONAL BANK, as Seller

By:	/s/ Kirk R. Simme
Name:	Kirk R. Simme
Title:	President

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